                                                                    Exhibit 99.1
                                                                    ------------

                             [TRANSPRO LOGO OMITTED]

                                         FOR:  TRANSPRO, INC.

                                         CONTACT:
                                         Richard A. Wisot
                                         Chief Financial Officer
                                         (203) 859-3552
FOR IMMEDIATE RELEASE
---------------------
                                         Financial Dynamics
                                         Investor Relations: Christine Mohrmann,
                                         Eric Boyriven
                                         (212) 850-5600

                     TRANSPRO ANNOUNCES EARLY TERMINATION OF
                      HART-SCOTT-RODINO ACT WAITING PERIOD

NEW HAVEN, CONNECTICUT, February 9, 2005 - Transpro, Inc. (AMEX: TPR) today announced that on February 4, 2005, the Antitrust Division of the Department of
Justice and the Federal Trade Commission granted early termination of the waiting period under the Hart-Scott-Rodino Antitrust Improvements Act of 1976,
applicable to the merger of the aftermarket business of Modine Manufacturing
Company (NYSE: MOD) into Transpro. As previously announced on February 1, 2005,
Transpro and Modine have executed a definitive agreement with respect to the merger.

The closing of the merger remains subject to other customary conditions, including the approval of Transpro's shareholders. The parties intend to close the merger transaction during the second quarter of 2005 and the sale of the OEM business is expected to close earlier.

ABOUT TRANSPRO

TRANSPRO, INC. is a leading manufacturer and distributor of aftermarket and OEM heat transfer and temperature control products for automotive and heavy-duty applications.

Transpro, Inc.'s Strategic Corporate Values Are:

     o   Being An Exemplary Corporate Citizen
     o   Employing Exceptional People
     o   Dedication To World-Class Quality Standards
     o   Market Leadership Through Superior Customer Service
     o   Commitment to Exceptional Financial Performance

                                    - MORE -

TRANSPRO ANNOUNCES EARLY TERMINATION OF HART-SCOTT-                       PAGE 2
RODINO ACT WAITING PERIOD

ABOUT MODINE MANUFACTURING COMPANY

Founded in 1916, Modine Manufacturing Company specializes in thermal management systems and components, bringing heating and cooling technology and solutions to diversified global markets. Modine's products are used in light, medium, and heavy-duty vehicles, HVAC (heating, ventilation, air conditioning) equipment, industrial equipment, refrigeration systems, fuel cells and electronics. Modine employs more than 8,500 people at 35 facilities worldwide. More information about Modine can be found at www.modine.com.

FORWARD-LOOKING STATEMENTS

This press release contains forward-looking statements within the meaning of the
Private Securities Litigation Reform Act of 1995. Such statements include, but are not limited to, statements about the benefits of the transaction, including future financial and operating results, plans, objectives, expectations and intentions and other statements that are not historical facts. Such statements are based upon the current beliefs and expectations of Transpro's management and are subject to significant risks and uncertainties. Actual results may differ from those set forth in the forward-looking statements. When used in this press release the terms "anticipate," "believe," "estimate," "expect," "may,"
"objective," "plan," "possible," "potential," "project," "will" and similar expressions identify forward-looking statements.

Due to the foregoing conditions and other factors, there can be no assurance that the transaction will be completed, or as to its ultimate timing and terms.
The following factors, among others, could cause actual results to differ from those set forth in the forward-looking statements: (1) the possibility that the companies may be unable to obtain required corporate and regulatory approvals or to satisfy other conditions for the transaction; (2) the risk that the businesses will not be integrated successfully; (3) the risk that the cost savings and any revenue synergies from the transaction may not be fully realized or may take longer to realize than expected; (4) disruption from the transaction making it more difficult to maintain relationships with clients, employees or suppliers; (5) the transaction may involve unexpected costs; (6) increased competition and its effect on pricing, spending, third-party relationships and revenues; (7) the risk of new and changing regulation in the U.S. and internationally; (8) the possibility that Transpro's businesses may suffer as a result of the transaction; and (9) other uncertainties and risks beyond the control of Transpro. Additional factors that could cause Transpro's results to differ materially from those described in the forward-looking statements can be found in the Annual Report on Form 10-K of Transpro, in the Quarterly Reports on
Forms 10-Q of Transpro, and Transpro's other filings with the SEC. Transpro assumes no obligation and expressly disclaims any duty to update information contained in this press release except as required by law.

                                    - MORE -

TRANSPRO ANNOUNCES EARLY TERMINATION OF HART-SCOTT-                       PAGE 3
RODINO ACT WAITING PERIOD

ADDITIONAL INFORMATION ABOUT THE TRANSACTION AND WHERE TO FIND IT

In connection with the transaction, Modine and Transpro will file relevant materials with the SEC, including one or more registration statement(s) that contain a prospectus and a proxy/information statement. Stockholders are urged to read the prospectus and proxy/information statement regarding the transaction when it becomes available, because it will contain important information about
Modine, Transpro and the transaction. Stockholders will be able to obtain a free copy of the prospectus and proxy/information statement, as well as other filings containing information about Modine and Transpro, without charge, at the SEC's
Internet site (http://www.sec.gov) and the companies' respective Internet sites at www.modine.com and www.transpro.com.

Modine, Transpro, and their respective directors and executive officers may be deemed to be participants in the solicitations of proxies in respect of the transaction. Information regarding Modine's directors and executive officers is available in its proxy statement filed with the SEC by Modine on June 14, 2004, and information regarding Transpro's directors and executive officers is available in its proxy statement filed with the SEC on March 29, 2004. Other information regarding the participants in the proxy solicitation and a description of their direct and indirect interests, by security holdings or otherwise, will be contained in the prospectus and proxy/information statement and other relevant materials to be filed with the SEC.

                                      ###